FREE TRANSLATION FROM THE HEBREW                          2002 SHARE OPTION PLAN

                           DELTA GALIL INDUSTRIES LTD.
                           ---------------------------
                          (In this Plan "THE COMPANY")

                              CHAPTER A - PREAMBLE
                              --------------------

1.       GENERAL
         The Company is registered in Israel and its securities are traded on The Tel-Aviv Stock Exchange Ltd. (hereinafter the "TASE"). American Depositary Shares (ADS) of the Company are traded in the USA on the Nasdaq National Market (hereinafter "NASDAQ").

         The Options offered to employees in accordance with this Plan will not be registered for trade on any stock exchange. The Shares that result from the exercise of the Options offered to employees in accordance with this Plan will be registered for trade on the TASE like the existing shares of the paid up share capital of the Company; and may be converted to ADS traded on NASDAQ in accordance with rules applicable there.

         All the shares of the Company are equal in rights proportionately to their par value in all matters relating to distribution of dividends, any other bonus of the Company, voting rights and the right to participate in the distribution of assets of the Company available for distribution.

         In accordance with a resolution of the shareholders of the Company dated 25th January 2001, instead of the reporting system in accordance with the Regulations and Rules of the Israel Securities Authority pursuant to Chapter 6 of The Securities Law, the Company adopted the reporting system in accordance with Chapter 3 of The Securities Law and The Securities (Periodic and Immediate Report of Foreign Companies) Regulations 2000.

         Further particulars as to the Company may be found in the Annual Report
         (20F) of the Company for the year 2001 and in the Immediate Reports subsequently filed.

2.       PERMITS AND APPROVALS
         The Company has received from the Israel Securities Authority an exemption from the provisions of The Securities Law 1968 with regard to the offer of securities to employees of the Company in Israel because the Rules as to the allotment of shares on NASDAQ, apply to the offer.

         The Company shall apply to the TASE to register for trade on the TASE the shares to be allotted on exercise of the Options (hereinafter "TASE APPROVAL").

3.       CAPITAL OF THE COMPANY
         The registered share capital of the Company at the date of the Plan is 26,000,000 Ordinary Shares of NIS 1 par value each.

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         The issued share capital of the Company1 at the date of the Plan and thereafter is as follows:

         ----------------------------------------------------- -----------------------------------------
                         Before the Plan                                 After the Plan
         ------------------ ----------------- ---------------- -------------------- --------------------
         Undiluted          Diluted2          Undiluted        Partly diluted3      Fully diluted4
         ------------------ ----------------- ---------------- -------------------- --------------------
         18,822,616         19,866,678        18,822,616       19,922,616           20,966,678
         ------------------ ----------------- ---------------- -------------------- --------------------

                   CHAPTER B - THE OFFER TO ENTITLED EMPLOYEES
                   -------------------------------------------

4.       THE EMPLOYEES OPTION PLAN
         The objects of the Option Plan are participation of the employees in the success of the Company and the creation of an incentive for the employees to contribute to the success of the Company that expresses itself, inter alia, in the price of the shares of the Company on the TASE. The Plan is also intended to give an incentive to the employees to tie their future with the future of the Company for many years and to enable the Company to rely of the skilled professional manpower of the employees for a long period, while encouraging an aspiration for excellence, and rewarding the employees for investing effort and ability in their work for the Company. The Plan constitutes an additional element to the existing rewards. The Plan is intended for employees who are in the full time employ of the Company and/or its subsidiaries.

5.      THE SECURITIES OFFERED TO THE EMPLOYEES

         (A) On October 23, 2002 the Board of Directors of the Company resolved to offer in accordance with this Plan, to employees of the Company and its subsidiaries, whose identity and the quantity to be allocated to each of them were fixed in the resolution (hereinafter collectively, together with the employees who may receive Options pursuant to Section 5 (D) below, referred to as "The Entitled Employees" or "The Offer Recipients"), up to 1,100,000 Options, without consideration.

                  The Entitled Employees do not include interested parties by virtue of their shareholding in the Company or employees who will become interested parties as a result of the exercise of all the non-traded Options held by them and offered to them in accordance with this Plan.

---------------------------

1 After neutralizing 478,986 Shares owned by Delta Socks Ltd., a fully owned subsidiary of the Company (which shares were purchased prior to the date on which The Companies Law, 1999 came into force) and after neutralizing 378,500 Shares owned by the Company and 100,447 Shares owned by a Trustee in connection with a previous Option Plan.

2 On the assumption of the exercise of the existing Options of the Company (that remain in circulation) - 237,562 Options that were allotted to employees of the Company and/or its subsidiaries, in accordance with the May 1998 Plan, at an exercise price equal to $ 8.297; 100,000 Options that were allotted to Arnon Tiberg, CEO and Chief Executive Officer of the Company, in accordance with the September 1998 Plan, at an exercise price equal to $ 7.90, and 706,500 Options that were allotted to employees of the company and to Arnon Tiberg in accordance with the June 2000 "Mit'ar" at an exercise price equal to $ 21.07.

3 On the assumption of the exercise of all the Options offered in accordance with this Plan.

4 On the assumption of the exercise of all the Options and rights to purchase shares, existing (see note 2 above) and offered.

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         (B)      Among the Entitled Employees is Arnon Tiberg, President and
                  CEO of the Company, to whom there will allotted, in accordance with this Plan, 100,000 Options out of the total Options to be allotted in accordance with this Plan. Prior to this allotment, Mr. Tiberg holds, directly and indirectly (by means of a company controlled by him) 509,052 Ordinary Shares of the Company of NIS 1 par value each.

                  The holding of Arnon Tiberg, in the voting rights and issued share capital of the Company as at the date of the Plan and thereafter, are as follows:

                  ------------------------------ -------------------------------------------------------
                  Before the Plan                                    After the Plan
                  ---------------- ------------- --------------- ------------------- -------------------
                  Undiluted        Diluted1      Undiluted       Partly diluted2     Fully diluted3
                  ---------------- ------------- --------------- ------------------- -------------------
                      2.70%            3.57%          2.70%           3.06%              3.86%
                  ---------------- ------------- --------------- ------------------- -------------------

         (C) The quantity of Options to which each of the Entitled Employees is entitled was fixed by the Board of the Company in accordance with his future potential contribution to the Company, to his seniority, responsibility and/or professional skill and to his professional excellence.

         (D) Up to 95,500 Options out of the quantity of Options to be allotted to the Trustee as detailed hereafter, will from time to time be allocated in accordance with the principles of the Plan, to existing and/or future employees, who will not hold, at the time of the allotment or as a result of the allotment, 5% or more of the issued share capital of the Company. The identity of the employees and the quantity of Options to be allocated to each employee will be fixed by the Board of the company, in accordance with the recommendation of the CEO. The price to be determined as the exercise price of the said Options will be as fixed by the Board, but will not be less than $ 9 per Share. The dates for exercise by such employees and the period for exercise will be counted from the time the Options are allotted to the employee.

         (E) The Options may be exercised for Ordinary Shares of the Company of NIS 1 par value each ("THE EXERCISE SHARES"), in such manner that every Option may be exercised for 1 Ordinary Share of NIS 1 par value on the exercise terms fixed in this Plan.

         (F) The Options are not transferable by the Entitled Employees and they will not registered for trade on any Stock Exchange.

------------------

1 On the assumption of the exercise of all the existing Options of the Company (remaining in circulation), including the Options allotted to Mr. Tiberg in accordance with the September 1998 Plan and the June 2000 "Mit'ar". See footnote (2) to section 3 above.

2 On the assumption of exercise of all the Options offered in accordance with this Plan.

3 On the assumption of exercise of all the Options and rights to purchase shares, existing (see footnote 1 above) and offered.

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                        CHAPTER 3 - DETAILS OF THE OFFER
                        --------------------------------'

6.       (A)      GRANT OF THE OPTIONS

                  (1) The Company will allot to Investec Trust Company (Israel) Ltd. (hereinafter "THE TRUSTEE") Options for the Entitled Employees, within 30 days of receipt of approval of the TASE, but in no event prior to 30 days from the delivery of a notice to the Tax Commissioner; and with regard to an employee of subsidiaries of the Company - not prior to the approval of the Tax Commission to the allotment within the frame of section 102 of The Income Tax Ordinance. The Trustee will hold the Options and will deal with them in accordance with the terms hereafter detailed.

                  (2) Subject to the other terms of the Plan detailed hereafter, the right of the Employee to exercise the Options allotted to him will vest as follows: one quarter of the Options to which he is entitled in accordance with this Plan, may be exercised - subject to the provisions detailed in section 6(B)(1) below - at the end of one year from the allotment to the Employee ("THE FIRST PORTION" and "DATE OF VESTING OF ENTITLEMENT TO EXERCISE THE FIRST PORTION"); the second quarter of the Options to which he is entitled in accordance with this Plan, may be exercised by the Employee at the end of two years from the allotment to the Employee ("the SECOND PORTION" and "DATE OF VESTING OF ENTITLEMENT TO EXERCISE THE SECOND PORTION"); the third quarter of the Options to which he is entitled in accordance with this Plan, may be exercised at the end of three years from the allotment to the Employee ("THE THIRD PORTION" and "DATE OF VESTING OF ENTITLEMENT TO EXERCISE THE THIRD PORTION"); and the fourth quarter of the Options to which he is entitled in accordance with this Plan, may be exercised at the end of four years from the allotment to the Employee ("THE FOURTH PORTION" AND "DATE OF VESTING OF ENTITLEMENT TO EXERCISE THE FOURTH PORTION");

                  (3) The Options may be exercised by the Employee, at the relevant times, only if at the time of the entitlement to exercise the relevant portion as in section 6(A)(2) above, he was an employee of the Company, subject to the provisions of sub-section (B) hereafter. If the Employee is not employed by the Company at the time of the entitlement to exercise the relevant portion as aforesaid, the Options that are the subject of such portion and subsequent portions, shall be void and shall not confer any rights against the Company.

6.       (B)      Period for Exercise of the Options and Conditions for Exercise

                  (1)      After vesting of the entitlement to Exercise as in
                           section 6(A)(2) above and subject to the other terms of the Plan, the Options may be exercised, at any time, in whole or in part, as follows:

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FREE TRANSLATION FROM THE HEBREW

                           (a) The First Portion - during three years commencing from the end of one year from the Date of Vesting of Entitlement to Exercise the First Portion.

                           (b) The Second Portion - during three years commencing from the Date of Vesting of Entitlement to Exercise the Second Portion.

                           (c) The Third Portion - during three years commencing from the Date of Vesting of Entitlement to Exercise the Third Portion.

                           (d) The Fourth Portion - during three years commencing from the Date of Vesting of Entitlement to Exercise the Fourth Portion.

                           (The above periods are referred to in this Plan as "THE EXERCISE PERIOD")

                  (2) Notwithstanding the aforesaid, the following conditions shall apply to the exercise of the
                           Options:

                           (a) The Options may be exercised on condition that at the time of vesting of entitlement to exercise those Options (as in section 6(A)(2) above), the Employee is employed by the Company and that during the period up to that time the Employee did not terminate his employment by the Company and/or did not give notice as to termination of his employment by the Company and/or did not receive notice as to termination of his employment by the Company. For the sake of caution it is hereby clarified that such an Employee whose entitlement to any Portion vested previously will be entitled to exercise those Options even if he is not employed by the Company at the actual time of exercise. An Option that the Employee is not entitled to exercise on account of the provisions of this sub-section will expire and will be void and will not confer upon the Offer Recipient any right whatsoever.
                                    In the event of resignation or dismissal of the Employee in circumstances in which he is not entitled to severance payment in accordance with sections 16 or 17 of The Severance Payments Law 1963, the termination of his employment by the Company for the purpose of this Plan shall be deemed effective within 30 days of the date of the dispatch of a letter of resignation to the employer, or within 15 days of the dispatch of a letter of dismissal to the employee, as the case may be, regardless of the actual date of termination of employment. In the event of the dismissal of the Employee in other circumstances, the termination of his employment by the Company for the purpose of this Plan shall be deemed effective as though

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FREE TRANSLATION FROM THE HEBREW

                                    employment terminated within 60 days of the receipt by the Employee of the letter of dismissal or within such longer period as is stated in the letter of dismissal but which in no event shall exceed 180 days from the receipt by the Employee of the letter of dismissal.

                           (b)      Notwithstanding the aforesaid in sub-section
                                    (a) above, in the event of the death of the Offer Recipient, or in the event of his retirement at the age of 65 or more, or in the event of retirement for reasons of invalidity, the Offer Recipient or his heirs, as the case may be, are entitled to exercise the entire balance of the Options allotted to him, including Options the date of entitlement to the exercise of which has not yet arrived - upon the exercise times for exercise specified in the Plan.

                           (c)      Notwithstanding the aforesaid in sub-section
                                    (a) above, in exceptional cases, taking into consideration the circumstances of each case, the Board of the Company may, upon recommendation of the Chairman of the Company and of the CEO, permit an employee to exercise Options in a quantity that exceeds the quantity to which he is entitled in accordance sub-section (a) above, but in no event more than the quantity of Options allotted to the employee.

                                    For the purpose of this section - the
                                    expression "COMPANY" includes also a
                                    subsidiary of the Company and the expression
                                    "INVALIDITY" shall be deemed to mean
                                    inability of the employee to engage in his office as a result of injury and/or illness for a period of at least six months.

                  (3) The offer to the employees in accordance with this Plan or any offer to employees who may be entitled in the future shall not be construed as imposing upon the Company a liability to continue to employ the employee and/or as limiting the Company from terminating the employment of the employee and/or as conferring upon the employee a right to continue to be employed by the Company.

                  (4) The Board of the Company may use existing Options, the entitlement of an employee thereto has become void as in section 6(A)(3) above or for any other reason, for the purpose of their re-allocation for other employees in accordance with the principles of this Plan, in a quantity equal to the quantity of Options the entitlement of exercise of which have become void. The price fixed for the purpose of exercise of such Options shall be as may determined by the Board of the Company, but not less than $ 9 per Option. The dates for exercise by such employees and the Exercise Period shall be counted from the date of the new allotment of the Options.

         (B)      OPTION PRICE AND EXERCISE PRICE

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FREE TRANSLATION FROM THE HEBREW

                  (1) The Options will be allotted to the Employees without consideration.

                  (2) The Exercise Price of each Option (hereinafter "THE EXERCISE PRICE") will be paid to the Company at the time of exercise. The time of exercise will be the day on which the notice in writing of the Option holder as to his request to exercise the Options, subject to payment of the Exercise Price, reaches the Company ("THE EXERCISE DATE" and "THE EXERCISE NOTICE"), provided that the Exercise Notice is given to the Company during the Exercise Period. The quantity of Options may be exercised in parts (commencing from the termination of the blocking period) and in such case the provisions of this section will apply with the changes required by the context.

         (D)      REGISTRATION OF THE EXERCISE SHARES FOR TRADE
                  Registration of the Exercise Shares on the TASE will be made shortly after the allotment thereof by the Company.

         (E)      RIGHTS OF THE EXERCISE SHARES
                  The Exercise Shares will be equal in rights to the existing shares of the same class (Ordinary Shares of NIS 1 par value), for all intents and purposes. The said shares will be entitled to any dividend or other bonus the Record Date for the receipt of which is on the Exercise Date or thereafter. The aforesaid in this section will not derogate from the provisions of sections 9-12 above.

7.       NOTICES TO ENTITLED EMPLOYEES

         (a) Within thirty-five (35) days after resolution by the Board, the Company shall send to each of the Entitled Employees a notice in writing as to the number of Options that he is entitled to receive in accordance with this Plan. The Company will send the Plan to each Entitled Employee in accordance with the Plan, or alternatively will make the Plan available for perusal in every work place at which Entitled Employees are employed in a sufficient quantity that will enable every employee interested to peruse the Plan. After filing Form S-8 with the SEC the Company will provide every Entitled Employee with the Form S-8, the Company will also provide every interested employee with all the Appendices to Form S-8, including every document to which reference is made directly or indirectly in Form S-8 including appendices thereto. Alternatively the Company will make the S-8 Form available for perusal in every work place at which Entitled Employees of the Company are employed in a sufficient quantity that will enable every employee interested to peruse the same, and will also provide the rest of the appendices to Form S-8 to every employee who is interested in perusing the same.

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FREE TRANSLATION FROM THE HEBREW

         (b) Each of the Entitled Employees will be requested to sign an undertaking (hereinafter "THE UNDERTAKING"), which will include the following principal provisions: (a) a declaration of the employee as to his agreement to accept the Options offered to him and his agreement to all the terms of this Plan, including but without prejudice to the generality of the foregoing, his agreement to bear the cost of all tax liabilities and other compulsory payments that may ensue from the offer and allotment of the Options, the exercise thereof or sale of the Exercise Shares; (b) an undertaking of the employee to observe the provisions of Israeli and US law as to the prohibition of the use of inside information of the Company; (c) an undertaking of the employee to observe the provisions of section 102 of The Income Tax (New Version) Ordinance 1961 ("THE INCOME TAX ORDINANCE" and "SECTION 102", as the case may be) and the Regulations pursuant thereto, and if he is not an Israeli employee, all the relevant tax provisions applicable to him; (d) an undertaking of the employee to observe the procedure for exercise of the Options and sale of the Exercise Shares as may be agreed between the Company and the Trustee.

         (c) The right to receive the Option Warrants is personal to the Entitled Employees and may not be transferred and/or assigned and/or waived in favor of any other person, including other Entitled Employees.

8.       EXERCISE OF THE OPTION WARRANTS

         (a) If an employee wishes to exercise an Option Warrant offered to him after the expiration of the Blocking Period as hereinafter defined - the employee shall submit via the Company to the Trustee an Exercise Application in the form fixed by the Trustee and which may be obtained at the offices of the Company during the Exercise Period. The employee shall specify in the Exercise Application the quantity of Options that he wishes to exercise and shall also state his choice as to one of the following alternatives:

                  (1) Exercise and instructions to the Trustee to hold the Exercise Shares for him in a Trust Account to be opened by the Trustee for the employee;

                  (2) Exercise and instructions to the Trustee immediately to sell the Exercise Shares, in whole or in part, as the employee may instruct;

                  (3) Exercise and instructions to the Trustee to transfer to the Bank account of the employee, the Exercise Shares registered in the name of Bank Leumi LeIsrael Nominee Company Ltd. ("THE NOMINEE COMPANY").

         (b) The Trustee will check with the Company the entitlement of the employee to give the instruction, and if the Trustee receives confirmation in writing from the Company that the employee is entitled to exercise the Options or to exercise the Options and to sell the Exercise Shares or the exercise the Options and to release the Exercise Shares, as the case may be, the Trustee will act accordingly.

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FREE TRANSLATION FROM THE HEBREW

         (c) If the employee chooses the alternative specified in section 8(A)(1) above, the employee shall furnish the Trustee with a confirmation in writing that the Company has received from the employee, the Exercise Price of the Options that are the subject of the Exercise Notice. The Exercise Shares will be allotted in the name of the Trustee and registered in the name of the Trustee in the registers of the Company, or alternatively, will be allotted in the name of the Nominee Company and deposited in a Trust Account in the name of the Trustee.

                  (d)      If the employee chooses the alternative specified in
                           section 8(A)(2) above, namely a request to sell the Exercise Shares on his behalf subject to exercise of the Options, the employee shall deliver to the Trustee an instruction to sell the Exercise Shares on the TASE and to transfer to the Company the Exercise Price of the Options that are the subject of the Exercise Notice. The employee shall also instruct the Trustee to deduct the amount of tax (including National Insurance, Health Tax, and any other compulsory payment, if applicable) and other compulsory payments to be borne by the employee in respect of the exercise of the Options and sale of the shares. The Exercise Shares will be allotted in the name of the Trustee and registered in the name of the Trustee in the registers of the Company, or alternatively, will be allotted in the name of the Nominee Company and transferred to the Trustee, subject to the provisions, if any, of the TASE. If the employee gives an Exercise Notice and notice for sale of the Exercise Shares, he will not be entitled to cancel same, if the exercise and/or sale has already been effected. When the Trustee receives the consideration for the sale, the Trustee will deal with the consideration as follows: (1) Set-off from the consideration for the sale of the shares, the amount of income tax due by law in accordance with certificates of the income tax authorities, and also the other compulsory payments to be borne by the employee in respect of the exercise of the Options and sale of the shares, in the amounts notified to the Trustee by the Company, and the trustee shall transfer such amounts to the authorities; (2) Set-off the Exercise Price from the consideration for the sale of the shares, and transfer the same to the Company; (3) Set-off from the consideration for the sale of the shares, the commission due to the Trustee and to the selling broker in accordance with the provisions of the Agreement with the Trustee referred to in section 15 below; (4) Transfer to the bank account of the employee the sale consideration less the amounts specified in sections 1, 2 and 3 above. If the employee chooses, to the extent permissible, the tax alternative in accordance with alternative 6(b) of the Income Tax (Tax Relief on Share Allotments to Employees) Rules 1989 (hereinafter "ALTERNATIVE 6(B)"), the tax will be deducted accordingly.

                  (e)      If the employee chooses the alternative specified in
                           section 8(A)(3) above, namely a request that the Exercise Shares be transferred to the employee, the employee shall attach to the Exercise Notice, in cash or by bank draft to the order of the Trustee, the amount of income tax due by law in accordance with certificates of the income tax authorities, and also the other compulsory payments to be borne by the employee in respect of the exercise of the Options and release of the shares, in the amounts notified

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FREE TRANSLATION FROM THE HEBREW

                           to the Trustee by the Company - unless the employee attaches to the Exercise Notice a Certificate of the Tax Commissioner confirming that the employee has paid the amount of income tax due from him in respect of transfer of the shares as above, in accordance with Section 102 or in accordance with any other law, and together with confirmation by the Company that the employee has paid the other compulsory payments to be borne by him. The Trustee will transfer the amount of the tax and the other compulsory payments to the respective authorities. Within 15 business days thereafter, the Trustee will transfer the Exercise Shares to the Nominee Company to the credit of the employee and the Company will apply to the TASE for registration of the said Exercise Shares on the TASE. If the employee chooses, to the extent permissible, Alternative 6(b), the tax will deducted accordingly.

                  (f) The Company may at any time make changes in the exercise procedure and sale instructions, to the extent required, at the discretion of the Company, in order to facilitate, to make efficient and to improve the procedure for exercise, exercise and release and exercise and sale, and to adjust the same to any changes in the Israeli and/or US tax laws applicable, as well as in the light of the experience in such matters acquired by the Company in the future. The Company will give to the Entitled Employees notice of any such change to the extent that the relevant change relates to them. Any changes will be made in coordination with the Trustee and subject to the provisions of Section 102 and the Regulations and Rules thereunder to the extent applicable to the relevant Offer Recipients.

                  (g) The provisions of this section (and all sub-sections of same) will apply, with the changes required, to sale on NASDAQ of ADSs of the Company that may be allotted to any of the Entitled Employee who may so wish, as against the Exercise Shares, by means of a broker appointed by the Company and on the conditions for same then required by the broker or on the conditions applicable to American Depositary Shares on NASDAQ and in accordance with the relevant tax laws applicable to the exercise and sale of such Options.

                  (h) The Ordinary Shares to be allotted upon exercise of the Options shall, as from the time of their allotment, be equal in all rights for all intents and purposes to the existing Ordinary Shares in the share capital of the Company, and inter alia will entitle the holder to full rights to distribution of dividends or other bonus, the Record Date for the distribution of which (ex date) occurs on the Exercise Date or thereafter.

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        CHAPTER 4 - PROTECTION OF OPTION HOLDERS DURING THE OPTION PERIOD
        -----------------------------------------------------------------

9.       ADJUSTMENT IN RESPECT OF DISTRIBUTION OF BONUS SHARES DURING THE OPTION
         PERIOD

         (a) If the Company shall distribute bonus shares and the Record Date for distribution of same (hereinafter "THE BONUS DATE") is subsequent to the date of allotment to the employee but prior to the Exercise Date, the Exercise Price in respect of each Option will not be altered, but the number of shares that the Option holder will be entitled to receive at the Exercise Date will be increased by the number of shares to which the Option holder would have been entitled as bonus shares if he had exercised the Options prior to the Bonus Date.

         (b) Adjustments in respect of distribution of bonus shares in accordance with the provisions of this section will also be made as to Options included in the Plan even if they are allocated subsequent to the Bonus Date.

         (c) The Exercise Price of each Option will not be altered as a result of the increase of the number of Exercise Shares that the Option holder is entitled to as in this section aforesaid. The provisions relating to the Exercise Shares will also be applicable to the shares added to the Exercise Shares, subject to the necessary changes.

         (d) In the event of adjustments in accordance with this section, the employee will be not entitled to the receipt of part only of one whole share. Surplus exercise shares that may ensue will be sold by the Company on the TASE within one month of the Exercise Date after the surpluses accumulate to whole shares of NIS 1 par value each in a quantity suitable for trade on the TASE. The net proceeds of sale less expenses, commissions and levies, will be paid to those entitled within 15 days of the date of sale.

        (e) The number of Exercise Shares to which the holder of an Option Warrant is entitled will only be adjusted in the event of the distribution of bonus shares as aforesaid, but not in the event of any other allotment of securities (including allotments to interested parties).

        (f) The bonus shares will be allotted to the Trustee and the provisions of the Plan and of the Trust Agreement relating to shares ensuing from exercise of the Options, will be applicable thereto.

10.      PROVISIONS AS TO RIGHTS ISSUES DURING THE OPTION PERIOD

         (a) In the event of a rights issue by the Company to its shareholders, each one of the Offer Recipients will be offered rights equal to those which would have been offered to the holder of Options not yet exercised, as though he had exercised his Options prior to the Record Date that determines the right to participate in the rights issue, the aforesaid upon exercise of the Options. The payment to be paid for utilization of the rights, in the event that utilization is subject to any payment, will be paid upon exercise of the Options linked to the Representative Rate of the US Dollar

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                  as the against the Representative Rate on the date fixed at the time of the allotment as the final date for utilization of the rights by shareholders ("THE ORIGINAL DATE FOR UTILIZATION OF RIGHTS") up to the Representative Rate of the US Dollar last published prior to the date of exercise of the Options ("RIGHTS UTILIZATION PRICE").

         (b) In the event of a rights issue by the Company to its shareholders, in the frame of which convertible securities are issued, the final date for realization or conversion of which is prior to the final date for exercise of any Options not yet exercised ("THE CONVERTIBLE SECURITIES"), each of the Offer Recipients will be entitled to utilize the rights offered to him in such issue even prior to the exercise of the Options allocated to him in accordance with this Plan, but not later than the final utilization date of the Convertible Securities issued, the aforesaid in the manner, on the dates and on the other terms fixed for the shareholders of the Company in the Prospectus of the rights issue, provided that if the rights of the issue include different classes of securities ("UNITS"), the Offer Recipient will be bound to utilize the rights in respect of the Units in their entirety and to pay the full price for utilization of such rights.

         (c) The Company will include such undertaking at the time of the issue of the Convertible Securities, so that the number of securities registration of which is applied for, will include the quantity of securities to which the Offer Recipient will be entitled to in accordance with this section.

         (d) The auditor of the Company will certify the quantities to be offered by the Company that each of the Offer Recipients will be entitled to receive and the amounts to be paid by him as in this section aforesaid.

         (e) Adjustments in respect of the issue of rights in accordance with the provisions of this section will also be made in respect of Options included in the Plan that are allocated subsequent to the issue date.

11.      ADDITIONAL PROVISIONS FOR PROTECTION OF THE OPTION HOLDERS

         (a) The right of the Offer Recipients to securities of the Company in the event of the distribution of bonus shares and/or rights issue as in sections 9 and 10 above, will be reserved until the Exercise Date of the Options and will be actually carried out only on the Exercise Date; namely - only on exercise of the Options, in whole or in part, by the Offer Recipient, will the Offer Recipient be entitled to receive or to purchase, as the case may be, the securities to which he became entitled as a result of the distribution of bonus shares or the rights issue, as the case may be, in respect of the number of Exercise Shares actually exercised from time to time.

         (b) As security for the rights of the Offer Recipient as aforesaid in this section, the Company will set aside in its share capital, securities in a sufficient quantity to enable the Offer Recipients to exercise their rights as aforesaid.

12. As from the date of the Plan for so long as the Options have not been exercised, but in no event later than the termination of the Exercise Period of such Options, the following provisions will apply to the holders of the Option Warrants:

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         (a)      The Company will reserve a sufficient number of Shares in its registered share capital in order to secure the right of exercise of the Options including the right to bonus shares (if distributed), and if the need should arise the Company will increase its registered share capital.

         (b) The Company will not distribute bonus shares that may cause reduction of the price of the Exercise Share below its par value.

         (c) The Company will not alter the rights attached to the Ordinary Shares of NIS 1 par value and will not issue shares of a new class that are entitled to participate in the surplus assets in the event of winding up, otherwise than with the consent of a special resolution of the Option holders.

         (d) In the event of the carrying of a resolution for the voluntary winding up of the Company, the Company will notify all the Option holders in writing as to the adoption of such resolution. In such event, every Option holder will be entitled, within 30 days of the date of the notice, to notify the Company in writing of his desire to be regarded as having utilized his right of exercise prior to receipt of the notice. In such event, and after payment of the Exercise Price, the Option holder may participate in the amount that he would have received in the winding up of the Company as the holder of the shares resulting from exercise of the Option Warrants held by him prior to the adoption of the resolution for winding up, if any balance remains for distribution.

         (e) If there shall be any change in the par value of shares of the Company of the same class as the Exercise Shares, such change will apply also to the Exercise Shares, however the Option holder will not be entitled to receive part of a share. All shares that may ensue as a result of any such event will be sold by the Company on the TASE within one month of the date of such allotment after the surpluses accumulate to whole shares of NIS 1 par value each in a quantity suitable for trade on the TASE. The net proceeds of sale less expenses, commissions and levies, will be paid to those entitled within 15 days of the date of sale.

         (f) To the extent that the Company is a party to an agreement or arrangement for share exchange (such as a merger or reconstruction) (hereinafter "THE EXCHANGE") in which the holders of the Ordinary Shares of the Company are offered the exchange of such shares for shares of some other corporation, the Company may obligate all of its employees who have not yet exercised the Option Warrants held by them or for them, to accept Options that may exercised for shares of the other corporation in substitution for the Options of the Company held by them, the aforesaid proportionately to the exchange rate fixed for all shareholders of the Company and provided that the total Exercise Price in respect of such Options held by for the employee in respect of all of the substitute Options to be allotted, will be equal to the total Exercise Price in respect of all the Options held by or for the employee that have not yet been exercised and provided that the employee will not be prejudiced in any matter relating to the periods for exercise fixed in this Plan, subject to approval by the Income Tax Authorities as to continuous blocking period.

                                      -13-
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13.      TAX AND COMPULSORY PAYMENTS ASPECTS

         (a) Any liability for tax including income tax, National Insurance, Health Tax and any other compulsory payment applicable to the employee in respect of the receipt of the Option Warrants, the exercise thereof and sale of the Exercise Shares will be borne in full by the employees who receive the Option Warrants. The Company will not bear the tax imposed, if imposed on such employees, in respect of the Offer to the employees, whether by way of grossing up or in any other manner.

         (b) The Company will notify the tax authorities as to the adoption of the Plan to the extent that the Plan relates to those employees who are subject to Israeli tax law in the frame of section 102 of The Income Tax Ordinance (New Version). With regard to those employees of the subsidiaries of the company who are subject to Israeli tax laws, the Company will file an application for the application to them of the provisions of section 102 of The Income Tax Ordinance. The Options that are the subject of this Plan (including Options offered to employees who are not subject to Israeli tax law) will be deposited with the Trustee and will be blocked as detailed in section 15 hereafter.

         (c) The Trustee will hold the Options for the employee for a period not less than the blocking period and will also hold the Exercise Shares until payment of the tax payable by the employee.

14.      TAXATION ON THE OPTION WARRANTS

         (a) In accordance with the provisions of Section 102 and the Rules enacted thereunder, the income of the employee from the allotment of the Option Warrants offered in the frame of the provisions of the Section are exempt from income tax in Israel at the time of allotment (to the extent that Israeli tax laws are applicable) if the following main conditions are fulfilled
                  - (a) The Option Warrants are deposited with a Trustee approved by the Income Tax Commissioner for the purpose of
                  Section 102 for a period of two years at least from the date of allotment or for some other period fixed by law or by approval of the Income Tax Authorities ("THE BLOCKING PERIOD"); (b) The employee continues to be an employee of the Company during the Blocking Period (except if he ceased to be employed by the Company as a result of death or as a result of special circumstances not in the control of the employee to the satisfaction of the Income Tax Commissioner); (c) The Trustee does not transfer the Option Warrants and/or the Exercise Shares to the employee and the employee does not transfer his right to the Option Warrants within such period of two years. These limitation of transfer of the Option Warrants and the Exercise Shares during the Blocking Period will apply, with the changes required by

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                  the context, also to bonus shares and any other securities that may be distributed, including in the frame of a rights issue, and to which the employee is entitled during the Blocking Period in respect of the option Warrants offered and/or in respect of the Exercise Shares. In the event that the employee exercises the Option Warrants for shares and continues to hold the shares by means of the Trustee, the employee will be entitled to all the rights carried by the Exercise Shares including the voting rights thereof.

         (b) In accordance with section 102 and the Rules enacted thereunder pursuant to which the obligation for payment of income tax in Israel is to borne by the employees with regard to whom Israeli tax laws are applicable (each employee in accordance with the tax margin rate applicable to him) at the time on which the Trustee sells the Exercise Shares on their behalf, or at the time on which the Trustee transfers the Exercise Shares to the employee, whichever is the earlier, and in such event the employee will be regarded, for tax purposes, as though he had sold for consideration as defined in section 88 of The Income Tax Ordinance. In the event that the employee chooses, to the extent permissible, Alternative 6(b), tax will be deducted accordingly.

         (c) If an employee to whom Israeli tax laws are applicable receives the Exercise Shares in his name or in his bank account, or if the Trustee sells the Exercise Shares in accordance with the instruction of the employee, the Trustee will deduct tax at source at the rate of 30% of the value of the shares on the date of the receipt of same by the employee or from the consideration received from the sale thereof, as the case may be, or at such other rate as may be fixed by the Tax Commissioner or in a general approval given to the Company by the Tax Authorities. In the event that the employee chooses, to the extent permissible, Alternative 6(b), tax will be deducted accordingly.

         (d) The aforesaid in this section relates to Israeli law in force at the time of the Plan with regard to employees to whom Israeli tax law applies. The provisions of law relating to compulsory payments and tax aspects in respect of the Option Warrants allocated under this Plan may changed from time to time. The provisions of law relating to compulsory payments and tax levies in respect of the Option Warrants payable by employees to whom Israeli tax law does not apply, are not detailed in this document and each of such employees is entitled to check the tax laws applicable to him.

         THE AFORESAID DOES NOT PURPORT TO CONSTITUTE AN AUTHORITATIVE INTERPRETATION OF THE PROVISIONS OF LAW ABOVE REFERRED TO OR A EXHAUSTIVE DESCRIPTION OF ALL PROVISIONS OF LAW RELATING TO TAX THAT MAY BE IMPOSED IN CONNECTION WITH THE OPTION WARRANTS OFFERED TO THE EMPLOYEES, AND DOES NOT COME IN PLACE OF LEGAL AND PROFESSIONAL ADVICE ON THESE MATTERS. AS USUAL WITH REGARD TO INVESTMENT DECISIONS, EACH EMPLOYEE WHO RECEIVES OPTION WARRANTS WHO DECIDES TO EXERCISE THEM, SHOULD WEIGH UP THE VARIOUS TAX ASPECTS AND THE TAX REPERCUSSIONS OF HIS INVESTMENT. THE EMPLOYEE SHOULD CONSULT PROFESSIONAL CONSULTANTS, INCLUDING LEGAL AND TAX ADVISERS, TAKING INTO CONSIDERATION HIS OWN SPECIAL CIRCUMSTANCES AND THE LAWS APPLICABLE TO HIM.

15.      BLOCKING

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         (a)      The Options (including the Exercise Shares allotted in respect of same and securities issued for adjustments in respect of bonus shares or rights issue) will be blocked in the hands of the Trustee, who will hold them during the Blocking Period in trust for the Employees with respect to whom Israeli tax law is applicable, in the frame of Section 102 of The Income Tax Ordinance (New Version). For the sake of caution it is clarified that the exercise procedures fixed in this Plan, including the holding of the Options by the Trustee, for a period of not less than the Blocking Period, will also apply to those employees with respect to whom Israeli tax law is not applicable.

         (b) Because the relation of employee-employer exists between the Employees and the Company and because the employees will not become interested parties by virtue of their holdings even after exercise of the Options in accordance with this Plan, no blocking provisions will be applicable to them.

16.      NOTICES
         Any notice from the Company to the holders of the Option Warrants will be given by notice in writing to be delivered to the employee at the place at which he works or at his address as registered with the Company.

Date: October 23, 2002


                                                   DELTA GALIL INDUSTRIES LTD.